UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2022
Shutterstock, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 21st Floor
New York, NY 10118
(Address of principal executive offices, including zip code)

(646) 710-3417

(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SSTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2022, Shutterstock, Inc. (the “Company”) was informed of the voluntary resignation by Stan Pavlovsky from his position as Chief Executive Officer of the Company. His resignation as Chief Executive Officer is effective on May 3, 2022. He also resigned from the Company’s board of directors (the “Board”) effective April 29, 2022. Mr. Pavlovsky resigned to pursue other business opportunities, and his resignation is not related to any disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.

Effective May 3, 2022, the Board has appointed Jonathan Oringer, current Executive Chairman of the Board and former Chief Executive Officer of the Company, as interim Chief Executive Officer until the Company appoints a permanent Chief Executive Officer. Mr. Oringer, age 48, has served as the Company’s Executive Chairman of the Board since April 2020. Prior to assuming the role of Executive Chairman, Mr. Oringer served as Chief Executive Officer since the founding of the Company in 2003. Mr. Oringer’s compensation as a result of his interim appointment has not changed, and any future change to Mr. Oringer’s compensation as a result of the appointment will be reported in an amended Current Report on Form 8-K. The selection of Mr. Oringer to serve as Interim Chief Executive Officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Oringer and any director or other executive officer of the Company, and there are no related persons transactions between the Company and Mr. Oringer reportable under Item 404(a) of Regulation S-K.

The Company has already begun its search for a successor and is pleased with the progress so far.

Item 7.01	Regulation FD Disclosure.

Our executive team remains confident and passionate about the Company’s strategic outlook and, in conjunction with this announcement the Company is re-affirming its previously announced full-year 2022 guidance as set forth in our first quarter earnings press release dated April 26, 2022.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Examples of forward-looking statements include, but are not limited to, statements regarding guidance, industry prospects, future business, future results of operations or financial condition, future dividends, our ability to consummate acquisitions and integrate the businesses we have acquired or may acquire into our existing operations, new or planned features, products or services, management strategies, our competitive position and the COVID-19 pandemic. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Such risks and uncertainties include, among others, those discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that the Company may file from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this Form 8-K are made only as of this date and Shutterstock assumes no obligation to update the information included in this Form 8-K or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: May 3, 2022	By:	/s/ Jarrod Yahes
Jarrod Yahes
Chief Financial Officer